UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2020

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-128780	20-0470163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On October 1, 2020, NCL (Bahamas) Ltd. (“NCL”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (the “Company”) and NCL Corporation Ltd., entered into a new employment agreement (the “New Employment Agreement”) with Mr. Frank J. Del Rio to supersede his existing employment agreement, originally dated June 5, 2014 and subsequently amended by letter agreements dated September 2, 2014, August 4, 2015 and August 1, 2017 and that certain Base Salary Reduction Agreement Letter (the “Base Salary Reduction Letter”) dated March 19, 2020 (collectively, the “Prior Employment Agreement”). The Prior Employment Agreement was otherwise set to expire on December 31, 2020, and our entry into the New Employment Agreement provides for Mr. Del Rio’s continued leadership as our President and Chief Executive Officer at a critical time for the Company.

The key terms of the New Employment Agreement are summarized below.

Continuation of Employment. Mr. Del Rio’s term of employment as the Company’s President and Chief Executive Officer is extended to December 31, 2023.

Base Salary. Mr. Del Rio will receive an annual base salary of $1,800,000. Any reduction in base salary pursuant to the Base Salary Reduction Letter will continue to apply for so long as it applies to other executive officers of the Company.

Annual Bonus. Beginning with the 2021 fiscal year, Mr. Del Rio will be eligible for an annual bonus subject to the achievement of performance objectives established by the Compensation Committee of the Company in good faith consultation with Mr. Del Rio. Mr. Del Rio’s annual target bonus for each fiscal year during his term of employment will equal 200% of his base salary, and for fiscal years 2022 and 2023, the maximum annual bonus payable for outperformance will be 400% of his base salary.

Automobile and Personal Benefits. The New Employment Agreement entitles Mr. Del Rio to receive the same automobile and other personal benefits as under the Prior Employment Agreement.

Inducement Awards. In order to induce Mr. Del Rio to enter into the New Employment Agreement and continue as our President and Chief Executive Officer for an additional three years, Mr. Del Rio was granted a restricted share unit (“RSU”) award with a grant date fair value of $6,000,000 (the “Inducement RSUs”). The Inducement RSUs will cliff vest on the third anniversary of the grant date, subject to Mr. Del Rio’s continued employment through such vesting date. Mr. Del Rio is also entitled to an inducement cash award (the “Inducement Cash Award”) equal to $2,824,495 payable no later than December 31, 2020. If Mr. Del Rio’s employment is terminated by NCL for “cause” or he voluntarily resigns his employment without “good reason” (as such terms are defined in the New Employment Agreement) prior to December 31, 2021, Mr. Del Rio is required to repay 100% of the Inducement Cash Award.

Performance and Time-Based RSU Awards. The New Employment Agreement entitles Mr. Del Rio to annual RSU awards in each of 2021, 2022 and 2023 that have a grant date value of not less than $10,000,000. At least 60% of each such grant will be required to be subject to performance-based vesting requirements that will be determined by the Company’s Compensation Committee and the balance will be subject to time-based vesting requirements.

Treatment of RSUs upon Certain Terminations. The New Employment Agreement provides that if NCL terminates Mr. Del Rio’s employment without cause, if Mr. Del Rio terminates his employment for good reason, or if Mr. Del Rio’s employment terminates by reason of the expiration of the term of the New Employment Agreement or his death or disability, (i) all then outstanding, unvested RSUs subject only to time-based vesting requirements that were awarded after the effective date of the New Employment Agreement (including the Inducement RSUs) will vest in full, and (ii) any outstanding, unvested performance-based RSUs that were awarded after the effective date of the New Employment Agreement will continue to remain outstanding as if Mr. Del Rio were still employed until the performance period is complete and will remain subject to all of the applicable performance conditions and will vest at the time, if any, that the performance conditions are satisfied. Any vesting acceleration described herein is conditioned on Mr. Del Rio’s execution and non-revocation of a general release agreement.

Severance Provision. If Mr. Del Rio’s employment is terminated by NCL without cause or if Mr. Del Rio terminates his employment for good reason, he will be entitled to receive a payment equal to a pro-rata portion of any annual bonus actually earned for the year of termination. Mr. Del Rio will also be entitled to continued healthcare coverage for two years following a termination of his employment if his employment terminates on December 31, 2023, or is earlier terminated by NCL without cause or by Mr. Del Rio for good reason. Any severance benefits described herein are conditioned on Mr. Del Rio’s execution and non-revocation of a general release agreement. Other than the pro-rata bonus and continued healthcare benefits described above, Mr. Del Rio is not entitled to any cash severance benefits under the New Employment Agreement. However, Mr. Del Rio is entitled to receive the lump-sum cash severance benefit payable pursuant to the terms of his Prior Employment Agreement.

Restrictive Covenants. Under the New Employment Agreement, Mr. Del Rio is subject to restrictions on his ability to disclose the Company’s confidential information, and to non-competition and non-solicitation restrictions.

The foregoing description of the New Employment Agreement is qualified in its entirety by reference to the complete text of the New Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between NCL (Bahamas) Ltd. and Frank J. Del Rio, entered into on October 1, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Date: October 5, 2020	NCL CORPORATION LTD.

	By:	/s/Daniel S. Farkas
Daniel S. Farkas
Executive Vice President, General Counsel and
Assistant Secretary